EXHIBIT 10.50 TO CURRENT REPORT ON FORM 8-K DATED AS OF JUNE 30, 2003
      ---------------------------------------------------------------------

                            NETWORK ACCESS AGREEMENT

     This NETWORK ACCESS AGREEMENT (the "Agreement") is made and entered into this 30th day of June, 2003 by and between Health Net Life Insurance Company, a California domiciled life and disability insurance company ("HNL"), and SafeHealth Life Insurance Company, a California domiciled life and disability insurance company ("SafeHealth").

                                    RECITALS
                                    --------

     WHEREAS, HNL has developed and maintains a network of providers of vision care and vision services to provide quality vision care services in a timely and efficient manner consistent with good vision practices at contracted rates;

     WHEREAS, pursuant to the Purchase and Sale Agreement by and between Health Net, Inc. and SafeGuard Health Enterprises, Inc. dated June 30, 2003 ("Purchase and Sale Agreement"), SafeGuard Health Enterprises, Inc. agreed, among other things, to purchase and Health Net, Inc. agreed, among other things, to transfer and assign to SafeGuard Health Enterprises, Inc. or its Designee, all of HNL's right, title and interest in the agreements between the Vision Providers (as defined herein) under contract with HNL to provide vision services or vision supplies to HNL Subscribers (as defined herein) in California capable of being assigned or transferred by HNL to SafeGuard Health Enterprises, Inc. or its Designee;

     WHEREAS, as a condition to the obligation of the parties to consummate the Purchase and Sale Agreement, the parties agreed to enter into an agreement at the Closing to use commercially reasonable efforts to provide SafeHealth as the Designee of SafeGuard Health Enterprises, Inc. continued access after the Closing to those Vision Providers with vision provider agreements which HNL is not able to assign to SafeHealth;

     WHEREAS, HNL and SafeHealth desire to enter into this Agreement under which HNL will use its commercially reasonable efforts to provide SafeHealth with access to the Vision Providers.

     NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given such terms in the Purchase and Sale Agreement. For purposes of this Agreement, the following terms shall have the meanings specified below.

     "Assumption  and  Indemnity Reinsurance Agreement" means the Assumption and
      ------------------------------------------------
Indemnity Reinsurance Agreement by and between Health Net Life Insurance Company and SafeHealth Life Insurance Company dated June 30, 2003.

     "Change  of Control" means the acquisition, in a single transaction or in a
      ------------------
series of related transactions, by a person, an entity or a group of persons acting in concert of fifty-one percent (51%) or more of the voting securities of a party, or fifty-one percent (51%) or more of the aggregate value of the assets of a party.

     "Contract"  mean  a  contract  between  HNL  and  a Vision Provider for the
      --------
provision of Covered Services to HNL Subscribers in force as of the Effective Date.

     "Covered Services" means those vision services and vision supplies that are
      ----------------
described  in  a  Subscriber  Agreement.

     "Dispute"  shall  have  the  meaning  set  forth  in  Section  7.01.
      -------

     "Effective  Date" means the Closing Date of the Purchase and Sale Agreement
      ---------------
by and between Health Net, Inc. and SafeGuard Health Enterprises, Inc. dated June 30, 2003.

     "HNL  Subscriber"  means  the  person who resides in California and who has
      ---------------
entered into an individual or group Subscriber Agreement with HNL or any of its Affiliates and who is eligible to receive Covered Services from HNL or any of its Affiliates. For purposes of this Agreement, Subscribers under Non-Novated
Vision Policies (as defined in the Assumption and Indemnity Reinsurance Agreement) shall be considered HNL Subscribers and Non-Novated Vision Policies shall be considered HNL Subscriber Agreements.

     "JAMS"  shall  have  the  meaning  set  forth  in  Section  7.02.
      ----

     "Losses"  shall  have  the  meaning  set  forth  in  Section  8.02.
      ------

     "NCQA  Credentialing Standards" shall have the meaning set forth in Section
      -----------------------------
3.04.

     "Network  List"  shall  have  the  meaning  set  forth  in  Section  2.04.
      -------------

     "Non-Novated  Vision  Policies"  shall  have  the  meaning set forth in the
      -----------------------------
Assumption  and  Indemnity  Reinsurance  Agreement.

     "Notice  of  Transfer"  shall  have  the meaning set forth in Section 2.02.
      --------------------

     "Novated  Vision  Policies"  shall  have  the  meaning  set  forth  in  the
      -------------------------
Assumption  and  Indemnity  Reinsurance  Agreement.

     "Participating  Vision Provider" means any Vision Provider who or which has
      ------------------------------
not consented to the assignment by HNL of their Contract to SafeHealth, but who or which has otherwise consented to provide vision services or vision supplies to SafeHealth Subscribers in California on the same terms and conditions as contained in the Contract with such Vision

Provider and who or which SafeHealth determines meets the credentialing and contracting criteria established by SafeHealth.

     "SafeHealth  Subscriber" means the person who resides in California and who
      ----------------------
has entered into an individual or group Subscriber Agreement with SafeHealth or any of its Affiliates and who is eligible to receive Covered Services from SafeHealth or any of its Affiliates. For purposes of this Agreement, Subscribers under Novated Vision Policies (as defined in the Assumption and Indemnity Reinsurance Agreement) shall be considered SafeHealth Subscribers and Novated Vision Policies shall be considered SafeHealth Subscriber Agreements.

     "Strategic  Vision  Partner"  shell  have  the meaning set forth in Section
      --------------------------
3.09.

     "Subscriber  Agreement" means an agreement with a Subscriber that describes
      ---------------------
the Covered Services and which sets forth the terms and conditions of coverage and enrollment.

     "Vision  Provider"  means  a  vision  service  provider, or a vision supply
      ----------------
provider who or which as of the Effective Date is party to a Contract with HNL to provide vision services or vision supplies to HNL Subscribers who reside in California.

                                   ARTICLE II
                                  HNL SERVICES

     Section  2.1     Access  to  Network.  Subject  to  and consistent with the
                      -------------------
terms and conditions of this Agreement, HNL shall provide to SafeHealth access to the Vision Providers who or which allow such access under their Contracts for the purpose of providing vision services or vision supplies to SafeHealth Subscribers. SafeHealth shall cooperate with HNL to arrange access by SafeHealth Subscribers to any Vision Provider whose Contract does not expressly permit such access and who or which SafeHealth determines meets the credentialing and contracting criteria established by SafeHealth.

     Section  2.2     Notice  to  Vision  Providers.  HNL  and  SafeHealth shall
                      -----------------------------
jointly prepare and deliver to each Vision Provider a notice informing each Vision Provider of the agreement reached between HNL and SafeHealth for the transfer of the Vision Policies from HNL to SafeHealth pursuant to the Assumption and Indemnity Reinsurance Agreement and requesting each Vision Provider to consent to the assignment by HNL of such Vision Provider's Contract to SafeHealth (the "Notice of Transfer"). The expense of preparing and delivering the Notice of Transfer to each Vision Provider shall be shared equally by the parties. The parties shall use commercially reasonable efforts to take such actions or cause to be done such things necessary, proper or appropriate to obtain the consent of the Vision Providers to the assignment by HNL of their Contracts to SafeHealth. Upon receipt of a consent by a Vision Provider to the assignment by HNL of his, her or its Contract to SafeHealth, HNL shall take such actions necessary or appropriate to effect the assignment of such Vision Provider Contracts to SafeHealth.

     Section  2.3     Access  to  Vision  Providers.  SafeHealth understands and
                      -----------------------------
acknowledges that certain Vision Providers may elect not to consent to the assignment of their Contract by HNL to SafeHealth. When HNL has information that a Vision Provider has indicated that he, she or it will not consent to the assignment by HNL of such Vision Provider's Contract to SafeHealth,

HNL shall use its commercially reasonable efforts to cause each such Vision Provider selected by SafeHealth to provide vision services or vision supplies to SafeHealth Subscribers on the same basis, terms and conditions as such Vision Provider has agreed to provide Covered Services to HNL Subscribers, provided,
                                                                       --------
however,  that  HNL shall not be required to take any action with respect to any
-------
Contract that would constitute a breach thereof, a violation of Law, or that would result in a failure by HNL to provide access to HNL Subscribers to an adequate network of Vision Providers.

     Section  2.4     Network  List.  Thirty  (30)  calendar  days  prior to the
                      -------------
Effective Date, HNL shall deliver to SafeHealth a list of Vision Providers (the "Network List") in a mutually acceptable electronic format that is accurate as of the end of the calendar month preceding delivery of the Network List. The Network List shall contain information regarding each Vision Provider including name, billing address, facility office address, telephone number, tax identification number, the Contract fee schedule, Contract effective date, Contract termination date, and any specialty. On a monthly basis thereafter, HNL shall deliver to SafeHealth (i) updates of all information contained in the Network List and any additional information in HNL's possession reasonably necessary for SafeHealth to monitor and maintain an accurate database of Vision Providers and to maintain the sufficiency and accuracy of SafeHealth's claim processing and payment systems, (ii) a list of all Vision Providers who or which have consented to the assignment of their Contract from HNL to SafeHealth, and
(iii) a list of all Vision Providers who or which have agreed to be Participating Vision Providers.

     Section  2.5     Maintenance  of  Network.  HNL  shall  use  commercially
                      ------------------------
reasonable efforts to maintain and enforce all provisions of the Contracts with Participating Vision Providers, provided, however, HNL shall not be required to
                                 --------  -------
recruit or enter into a contract with any person or entity who or which is not a Vision Provider as of the Effective Date.

     Section  2.6     Termination  of Contracts.  HNL shall notify SafeHealth as
                      -------------------------
soon as reasonably practicable of the receipt by HNL of a notice of a Participating Vision Provider's intention to terminate his, her or its Contract. Nothing herein shall preclude HNL from terminating any Participating Vision Provider either for cause or at the direction of SafeHealth in a manner consistent with the provisions of the Contract of each Participating Vision Provider. If the Contract of a Participating Vision Provider terminates, the obligation of HNL to use its commercially reasonable efforts to cause such Participating Vision Provider to provide vision services or vision supplies to SafeHealth Subscribers shall cease effective on the date such termination becomes effective.

     Section  2.7     Communications.  HNL  shall  notify  SafeHealth in writing
                      --------------
promptly after receiving any actual or constructive notice of any investigation, complaint, grievance or adverse action against any Participating Vision Provider, including without limitation (i) any action against a Participating Vision Provider's state license, accreditation, or certification, or (ii) any event or circumstance which reasonably could be expected to interfere materially with, modify, or alter the performance of any Participating Vision Provider's duties or obligations under its Contract.

     Section 2.8     Grievance Procedure.  HNL and SafeHealth shall cooperate to
                     -------------------
resolve any questions or complaints involving a Participating Vision Provider related to vision services or vision supplies provided to SafeHealth Subscribers.

                                   ARTICLE III
                            OBLIGATIONS OF SAFEHEALTH
                            -------------------------

     Section  3.1     Direct  Contracting.  As  soon  as  reasonably practicable
                      -------------------
after the Effective Date, SafeHealth shall use commercially reasonable efforts to contract directly with the those Vision Providers who or which (i) do not consent to the assignment of their Contract from HNL to SafeHealth, (ii) who or which SafeHealth determines meet the SafeHealth credentialing requirements as of the Effective Date, and (iii) who or which SafeHealth determines are necessary or desirable to provide vision services or vision supplies to SafeHealth Subscribers. If any Vision Provider enters into a direct contractual relationship with SafeHealth, HNL's obligations to SafeHealth with respect to such Vision Provider pursuant to this Agreement shall cease, provided, however,
                                                              --------  -------
HNL shall maintain its Contract with any Vision Provider who or which contracts directly with SafeHealth if necessary to provide HNL Subscribers under Non-Novated Vision Policies with access to an adequate network of Vision Providers.

     Section  3.2     Agreements  with Contracting Providers.  SafeHealth hereby
                      --------------------------------------
accepts and agrees to comply with all provisions of the Contracts with Participating Vision Providers, including but not limited to, the responsibility to make payment to any Participating Vision Provider for vision services or vision supplies provided by the Participating Vision Providers to SafeHealth Subscribers according to the fee schedule applicable to each Contract. Any fee schedule maintained by HNL with a Participating Vision Provider shall be provided by HNL upon request to the SafeHealth. Upon receipt of the written consent of SafeHealth, HNL may amend the fee schedule applicable to any Participating Vision Provider in a manner consistent with the terms of the Contract with such Participating Vision Provider. Notwithstanding the foregoing, SafeHealth shall not modify in any way any obligation of the parties set forth in the applicable Contracts executed between HNL and the Participating Vision Providers.

     Section  3.3     Payment  of  Vision  Provider  Fees.
                      -----------------------------------

     (a) SafeHealth shall retain full responsibility for the payment of all fees related to vision services and vision supplies provided to SafeHealth Subscribers by Participating Vision Providers, excluding applicable copayment, coinsurance and deductible amounts. SafeHealth shall at all times retain full responsibility for determining compensability and for payment or non-payment of claims for fees from Participating Vision Providers pertaining to SafeHealth Subscribers.

     (b) HNL shall promptly forward to SafeHealth any claims for fees received by HNL from Participating Vision Providers pertaining to SafeHealth Subscribers and payable by SafeHealth, unless SafeHealth has made alternate arrangements in advance with a Participating Vision Provider to submit claims directly to SafeHealth for payment. SafeHealth shall pay the claims for fees of Participating Vision Providers for vision services or vision supplies provided to SafeHealth Subscribers as soon as practical, but subject to the following minimum standard:

95%  of the monthly volume of clean claims shall be paid or denied within thirty
(30) calendar days of receipt by SafeHealth. For purposes of this Section 3.03, "clean claim" means a claim that has no defect or impropriety, including any lack of any required substantiating documentation, or particular circumstances requiring special treatment that prevents timely payments from being made on the claim. SafeHealth shall promptly notify HNL if they determine that the minimum reimbursement standards are not met regularly.

     Section  3.4     Credentialing.  SafeHealth  shall  re-credential  the
                      -------------
Participating Vision Providers at least every thirty-six (36) months utilizing the credentialing standards of the National Committee of Quality Assurance Standards for Accreditation of Managed Care Organizations ("NCQA Credentialing Standards"). If a Participating Vision Provider fails to meet the NCQA Credentialing Standards, upon the request of SafeHealth, HNL shall terminate the Contract of such Participating Vision Provider in accordance with its terms. SafeHealth shall require the Participating Vision Providers to maintain all professional liability and general liability insurance coverage required by Law or their Contract. Subject to any applicable confidentiality requirements, HNL and its authorized representatives shall have the right, upon prior written notice, at all reasonable times during normal business hours, to inspect, review and make copies of all books and records of SafeHealth reasonably related to the credentialing of Participating Vision Providers.

     Section  3.5     Quality  of Service.  SafeHealth shall monitor the quality
                      -------------------
of Covered Services provided by the Participating Vision Providers to HNL Subscribers and SafeHealth Subscribers through a quality management program consistent with the prevailing practices and procedures of SafeHealth as of the Effective Date. In the event the standard or quality of care or service furnished by a Participating Vision Provider is found to be unacceptable under such program, SafeHealth shall promptly notify HNL and either (i) use commercially reasonable efforts to ensure that such Participating Vision Provider corrects the specified deficiency, or (ii) direct HNL to terminate the Contract of such Participating Vision Provider in accordance with its Terms. HNL shall cooperate with SafeHealth and use reasonable efforts to obtain the cooperation of Participating Vision Providers with SafeHealth's provider profiling and performance measurement programs and processes.

     Section  3.6     Use  of  Information.  SafeHealth may provide the names of
                      --------------------
Participating Vision Providers to SafeHealth Subscribers in provider directories or otherwise and may use such information as otherwise necessary to carry out the terms of this Agreement, including but not limited to, attempting to contract directly with Vision Providers pursuant to Section 3.01. SafeHealth shall not otherwise use the names, symbols, trademarks or service marks of Participating Vision Providers without the prior written consent of HNL and the Participating Vision Providers.

     Section  3.7     Subscriber  Services.  SafeHealth shall perform all duties
                      --------------------
relating to SafeHealth Subscriber services, grievances, appeals and coordination of care under the SafeHealth Subscriber Agreements.

     Section  3.8     Covered  Services.  Communications  as  to  the  scope  of
                      -----------------
Covered Services under the SafeHealth Subscriber Agreements and the availability of same to SafeHealth Subscribers shall be the sole responsibility of the SafeHealth.

     Section  3.9     Cooperation  with  Strategic  Vision  Partner.  SafeHealth
                      ---------------------------------------------
acknowledges and agrees that Health Net, Inc. intends to enter into a strategic relationship with another party (the "Strategic Vision Partner") to sell Health Net private labeled vision products in California, Arizona and Oregon and that as part of such relationship, Health Net will assist the Vision Strategic Partner to obtain contracts with certain Vision Providers in California. SafeHealth shall provide reasonable assistance and information necessary for the Strategic Vision Partner to obtain contracts with the Vision Providers in California selected by the Strategic Vision Partner.

                                   ARTICLE IV
                              TERM AND TERMINATION

     Section  4.1     Term.  The term of this Agreement shall be for a period of
                      ----
one  (1)  year,  commencing  on  the  Effective  Date.

     Section  4.2     Termination  on  Mutual  Consent.  This  Agreement  may be
                      --------------------------------
terminated  at  any  time  by mutual agreement of the parties hereto in writing.

     Section  4.3     Termination  for  Cause.  Either  party may terminate this
                      -----------------------
Agreement for cause by providing the other party thirty (30) calendar days written notice of its intention to terminate upon the occurrence of any of the following:

     Section 4.4 If a party fails to remit any amounts due under this Agreement within ninety (90) calendar days of the date such amount is due and payable.

     (a) If a party breaches a material term, covenant or condition of this Agreement and fails to cure such breach within thirty (30) calendar days of receiving written notice of such breach from the non-breaching party. The written notice of such breach shall make specific reference to the action causing breach. If the breaching party fails to cure its breach to the reasonable satisfaction of the non-breaching party during the thirty (30) day cure period, this Agreement shall terminate at the option of the non-breaching party. In the event such cure cannot reasonably be completed within such thirty
(30) day period, then commencement of such cure within such thirty (30) calendar days and its diligent prosecution shall, subject to the party's other rights to terminate the Agreement, extend the period to cure the breach for an additional period reasonably necessary to complete the cure.

     (b) If a party engages in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement, the other party shall have the right to terminate this Agreement, upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the defaulting party's conduct.

     (c) If a party becomes unable to perform its obligations under the Contracts or this Agreement because of financial impairment or loss of authority to act under Law, or by action of any Governmental Authority, the other party shall have the right to terminate this Agreement immediately.

     (d) In the event of a Change of Control of one party, the other party shall have the right to terminate this Agreement effective as of the effective date of the Change of Control.

     Section  4.5     Post-Termination Rights and Responsibilities.  Termination
                      --------------------------------------------
of this Agreement shall not terminate rights and obligations of the parties which by their nature extend beyond the term. Upon the expiration or earlier termination of this Agreement, upon the written request of SafeHealth, SafeHealth and HNL shall coordinate the transfer of SafeHealth Subscribers to vision providers other than the Vision Providers in a manner consistent with the SafeHealth Subscribers' need for continuity of vision services and vision supplies.

                                    ARTICLE V
                           RELATIONSHIP OF THE PARTIES
                           ---------------------------

     Section 5.1     Relationship of Parties.  The parties to this Agreement are
                     -----------------------
and shall remain independent contractors. Neither party is the employee or agent of the other party, except as set forth herein, and neither party has an express or implied right to bind the other party. The parties do not intend to form a joint venture, partnership, or to be governed by Law relating to any relationship other than that of independent contractors. Neither party is authorized to modify, alter or waive the terms of any product issued by the other party.

     Section  5.2     Vision  Providers.  SafeHealth  acknowledges  that  all
                      -----------------
Participating Vision Providers are independent contractors and are not employees of HNL, or any HNL Affiliate. None of the parties hereto shall attempt, directly or indirectly, to control, direct or interfere with the practice of medicine or optometry by any Participating Vision Provider.

                                   ARTICLE VI
                     PROTECTION OF CONFIDENTIAL INFORMATION

     Section  6.1     License  to  Use HNL Materials.  HNL may from time to time
                      ------------------------------
provide to SafeHealth certain materials, brochures, reporting forms, and other related material, whether in a printed or electronic format, pertaining to the Participating Vision Providers. HNL grants to SafeHealth a non-exclusive license to use during the term of this Agreement any such nonconfidential or nonproprietary materials in a manner consistent with this Agreement and the Contracts of each Participating Vision Provider.

     Section  6.2     Confidentiality  of  Information.  During the term of this
                      --------------------------------
Agreement and at all times thereafter, SafeHealth shall refrain from disclosing to any person any confidential or trade secret information of HNL. Upon termination of this Agreement, SafeHealth shall immediately surrender and return to HNL all documents relating to HNL's confidential or trade secret information, including but not limited to, utilization review and quality assurance plans, utilization review data bases, fee schedules and schedules of charges, billing systems, any and all operating manuals or similar materials, including without limitation the policies, procedures, methods of doing business developed by HNL, other property belonging to HNL, or other matters that are trade secrets of HNL. SafeHealth agrees that all such documents and materials are the sole property of HNL and that SafeHealth shall not make any copies thereof. Upon the termination of this Agreement, neither party shall use or permit the use for any purpose any of the other party's proprietary or confidential information or trade secrets.

     Section  6.3     Subscriber  Confidential  Information.
                      -------------------------------------

     (a) The parties shall maintain the confidentiality of any personal information, including health information, pertaining to Subscribers and dependents of Subscribers including, without limitation, files, records, reports, and other information prepared and maintained in connection with this Agreement, in accordance with all applicable Law.

     (b) Each party shall obtain any necessary consent or authorization from Subscribers and the dependents of Subscribers with respect to the release to the other party of any non-public personal information, including health information, relating to such Subscribers or dependents of Subscribers, by means of a general or specific release, as appropriate. Each party shall notify the other if it becomes aware that proper authorizations have not been obtained with respect to the release of non-public personal or health information of a Subscriber or a dependent of a Subscriber.

                                   ARTICLE VII
                               DISPUTE RESOLUTION

     Section  7.1     Arbitration.  In  the  event  of  any  dispute between the
                      -----------
parties hereto relating to, arising out of, or in connection with any provision of this Agreement (hereinafter a "Dispute"), the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties
             --------   -------
from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief.

     Section  7.2     Selection  of Arbitrator.  Any arbitration hereunder shall
                      ------------------------
be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the vision HMO or vision indemnity insurance business. If a JAMS arbitrator with specific experience in the vision HMO or vision indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) calendar days of notice of a Dispute from HNL to SafeHealth or notice from SafeHealth to HNL, HNL and SafeHealth shall use their best efforts to choose a mutually agreeable arbitrator. If HNL and SafeHealth cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     Section  7.3     Procedures.  The party submitting a Dispute to arbitration
                      ----------
hereunder shall present its case to the arbitrator and the other party hereto in written form within twenty (20) calendar days after the appointment of the arbitrator. The other party hereto shall then have twenty (20) calendar days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) calendar days to render his or her decision.

     Section  7.4     Applicable  Law.  The arbitrator is relieved from judicial
                      ---------------
formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction.

     Section  7.5     Expenses.  Each  party  shall  bear  its  own  cost  of
                      --------
arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

     Section  7.6     Survival  of  Article.  This  Article  VII  shall  survive
                      ---------------------
termination  of  this  Agreement.


                                  ARTICLE VIII
                    ALLOCATION OF LIABILITY & INDEMNIFICATION

     Section  8.1     Limitation  of  Liability.
                      -------------------------

     (a) HNL shall not be responsible for any claims, liabilities, expenses or other obligations arising out of or in connection with any of the benefits, coverages, or other terms and conditions of SafeHealth Subscriber Agreements, policies, agreements, or other arrangements issued or entered into by SafeHealth or any of its Affiliates providing Covered Services to SafeHealth Subscribers or the performance or non-performance of any of SafeHealth's obligations under this Agreement. HNL shall not be liable for any breach of any agreement with a Vision Provider arising from or in connection with any act, error or omission by SafeHealth. SafeHealth acknowledges that HNL shall have no responsibility to pay any compensation to any Participating Vision Provider or any other person for any vision services or vision supplies provided to a SafeHealth Subscriber.

     (b) Except as provided in the Assumption and Indemnity Reinsurance Agreement, SafeHealth shall not be responsible for any claims, liabilities, expenses or other obligations arising out of or in connection with any of the benefits, coverages, or other terms and conditions of the HNL Subscriber Agreements, policies, agreements, or other arrangements issued or entered into by HNL or any of its Affiliates providing Covered Services to HNL Subscribers or the performance or non-performance of any of HNL 's or any of HNL's Affiliate's obligations under this Agreement. SafeHealth shall not be liable for any breach of any agreement with a Vision Providers arising from or in connection with any act, error or omission by HNL or any HNL Affiliate.

     Section  8.2     Indemnification.  Each  party  shall  indemnify  and  hold
                      ---------------
harmless the other party and their respective directors, officers, employees, representatives, and agents against any and all losses, liabilities, damages, demands, claims, actions judgments, causes of action, assessments, costs or expenses, including without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Losses") incurred by a party by reason of or arising out of the performance or non-performance of obligations of the other party under this Agreement or any other act, error or omission. The obligation of SafeHealth to indemnify HNL shall include, without limitation, Losses arising out of SafeHealth's performance or non-performance of the obligations under the Contracts with Participating Vision Providers in accordance with Section 3.02 of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.1     Compliance with Laws.  Each party shall, in the performance
                     --------------------
of their obligations set forth in this Agreement, comply with all applicable Law and the rules and regulations of all Governmental Authorities with jurisdiction over the parties and each party shall maintain all licenses or certificates necessary or appropriate for the performance of the functions set forth in this Agreement. Each party shall conform its actions under this Agreement to any orders concerning the activities covered by this Agreement by Governmental Authorities having jurisdiction over the parties' business affairs and operations. Each party shall take all actions and make all filing, applications and provide all notices required by applicable Law. Each party shall promptly notify the other party of any complaint, inquiry or lawsuit by any Governmental Authority relating to this Agreement.

     Section  9.2     Notices.  Any  notice  or  other communication required or
                      -------
permitted hereunder shall be in writing and shall be delivered by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:


     (a)     if  to  SafeHealth  to:

                                   SafeGuard  Health  Enterprises,  Inc.
                                   95  Enterprise,  Suite  100
                                   Aliso  Viejo,  California  92656
                                   Attn.:  James  E.  Buncher
                                   President  and  Chief  Executive  Officer
                                   Tel:  (949)  425-4100
                                   Fax:  (949)  425-4101

                            with  a  copy  to:
                                   Ronald  I.  Brendzel
                                   Senior Vice President and General Counsel
                                   SafeGuard  Health  Enterprises,  Inc.
                                   95  Enterprise,  Suite  100
                                   Aliso  Viejo,  California  92656
                                   Tel:  (949)  425-4110
                                   Fax:  (949)  425-4586
                            and

                                   David  K.  Meyercord
                                   Strasburger  and  Price,  LLP
                                   901  Main  Street,  Ste  4300
                                   Dallas,  Texas  75202-3794
                                   Tel:  (214)  651-4525
                                   Fax:  (214)  659-4023

     (b)     if  to  HNL  to:
                                   Health  Net,  Inc.
                                   Att:  General  Counsel
                                   21650  Oxnard  Street
                                   Woodland  Hills,  California  91367
                                   Tel:  (818)  676-7601
                                   Fax:  (818)  676-7503

                            with  a  copy  to:
                                   Kenneth  B.  Schnoll
                                   Sonnenschein  Nath  &  Rosenthal
                                   685  Market  Street
                                   San  Francisco,  CA  94105
                                   Tel:  (415)  882-0210
                                   Fax:  (415)  543-5472

     Section  9.3     Headings.  The  headings of the sections of this Agreement
                      --------
are included for the purposes of convenience only and shall not affect the interpretation of any provision hereof.

     Section  9.4     Governing  Law.  This  Agreement  shall be governed by and
                      --------------
construed in accordance with the Law of the State of California, without giving effect to the principles of conflicts of laws thereof.

     Section  9.5     Severability.  In  the  event  any section or provision of
                      ------------
this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     Section  9.6     Assignability.  Except  as otherwise expressly provided in
                      -------------
this Agreement, neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. Except as specifically provided in this Agreement, any attempted assignment or delegation of a party's rights, claims, privileges, duties or obligations hereunder shall be null and void.

     Section  9.7     Successors  and  Assigns.  This  Agreement and the rights,
                      ------------------------
privileges, duties and obligations of the parties hereunder, to the extent assignable or delegable, shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assignees.

     Section  9.8     Waiver.  No  waiver  of or failure by any party to enforce
                      ------
any of the provisions, terms, conditions, or obligations herein shall be construed as a waiver of any subsequent breach of such provision, term, condition, or obligation, or of any other provision, term, condition, or obligation hereunder, whether the same or different in nature. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

     Section  9.9     Expenses.  Except  as  may be specifically provided for in
                      --------
this Agreement, all parties shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated herein, including, but not limited to, legal and accounting fees.

     Section  9.10     Further  Assurances.  Each party agrees, at its own cost,
                       -------------------
to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

     Section  9.11     Relationship  of  Parties.  The parties to this Agreement
                       -------------------------
are and shall remain independent contractors. Neither party is the employee or agent of the other party, except as set forth herein, and neither party has an express or implied right to bind the other party. The parties do not intend to form a joint venture, partnership, or to be governed by Law relating to any relationship other than that of independent contractors.

     Section  9.12     No  Third Party Rights.  This Agreement has been made for
                       ----------------------
the benefit of the parties hereto and respective successors and permitted assigns and nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement.

     Section  9.13     Exhibits  and  Schedules.  All  exhibits  and  Schedules
                       ------------------------
referred  to  in  this  Agreement  are  incorporated  herein  by this reference.

     Section  9.14     Force Majeure.  Neither party- hereto shall be liable for
                       -------------
any delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for the purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, blockades, public disorders, quarantine restrictions, embargoes, strikes or other labor disturbances, and compliance with any law, order or control of, or insistence by any governmental or military authority.

     Section  9.15     Plurals/Pronouns/Gender.  All pronouns and any variations
                       -----------------------
thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate.

     Section 9.16     Locative Adverbs.  Whenever in this Agreement the locative
                      ----------------
adverbs "herein," "hereof," or "hereunder" are used, the same shall be understood to refer to this Agreement in its entirety and not to any specific article, section, subsection, subpart, paragraph or subparagraph.

     Section  9.17     Integration.  This  Agreement  and  all  Exhibits  and
                       -----------
Schedules attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements between or among the parties. There are no agreements, representations, or warranties between or among the parties with respect to the subject matter hereof other than those set forth in this Agreement or the documents and agreements referred to in this Agreement.

     Section  9.18     Amendments.  No amendment, modification, or supplement to
                       ----------
this Agreement shall be binding on any of the parties unless it is reduced to writing and signed by each of the parties. SafeHealth acknowledges that Contracts permit the implementation of certain amendments unilaterally by HNL without the consent by the Vision Providers who or which are parties to such Contracts. SafeHealth shall cooperate with HNL in effecting such amendments to Contracts as may be required in order to carry out the terms of this Agreement.

     Section  9.19     Counterparts.  This  Agreement  may  be  executed
                       ------------
simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                      HEALTH  NET  LIFE  INSURANCE  COMPANY


                                           /s/  Douglas  King
                                      --------------------------------------
                                      Name:   Douglas  King
                                      Title:  President



                                      SAFEHEALTH  LIFE  INSURANCE  COMPANY


                                           /s/  James  E.  Buncher
                                      --------------------------------------
                                      Name:   James  E.  Buncher
                                      Title:  President and Chief Executive
                                              Officer